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                                      CONTACT: Thomas DiPiazza 201/894-2556
                                               Corporate Communications Manager




CPC INT'L RECEIVES SUBPOENA RELATING TO HIGH FRUCTOSE INVESTIGATION


ENGLEWOOD CLIFFS, NJ, July 6, 1995 - CPC International Inc. said that it received yesterday a subpoena to provide documents relating to high fructose corn syrup to a federal grand jury in Chicago. The Company said the subpoena states that the grand jury is investigating possible violations of antitrust laws in the food additives industry.





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ABOUT CPC INTERNATIONAL: With sales of over $7.4 billion, CPC International
Inc. is among the largest U.S. food companies and ranks as one of the 100 largest industrial companies in the U.S. Consumer foods account for 84% of the company's total sales. Best known among CPC's U.S. products are: Hellmann's and Best Foods mayonnaise, Mazola corn oil and margarine, Skippy peanut butter, Thomas' English muffins, Arnold breads, Mueller's pasta products, Karo syrup, and Knorr soups, sauces, and bouillions. Deriving more than 60% of its sales from operations outside the U.S., CPC is one of the nation's most international food companies. CPC is also one of the largest corn refiners, with operations in North America and Latin America. Worldwide, CPC International has operations in 60 countries.





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